UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 4, 2006

WILSHIRE ENTERPRISES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-4673	84-0513668
(State or incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Gateway Center, Newark, NJ, 07102
(Address of principal executive offices)

(201) 420-2796
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 6, 2006, Wilshire Enterprises, Inc. (the “Company”) and Continental Stock Transfer & Trust Company, as Rights Agent, entered into an Amended and Restated Stockholder Protection Rights Agreement (the “Amended and Restated Rights Agreement”), which amends the definition of “Acquiring Person”. In general, the term “Acquiring Person” refers to “any Person who is a Beneficial Owner of 15% or more of the outstanding shares of Common Stock” of the Company. However, pursuant to the amended language, a Person (as defined in the Amended and Restated Rights Agreement) who is a Beneficial Owner (as defined in the Amended and Restated Rights Agreement) of any shares of the Company’s common stock on December 6, 2006 will not be an “Acquiring Person” unless and until (a) such Person is or becomes a Beneficial Owner of 15% or more of the outstanding shares of the Company’s outstanding common stock and (b) subsequent to the execution of the Amended and Restated Rights Agreement, such Person becomes the Beneficial Owner of additional shares of the Company’s common stock representing more than 6% of the shares of the Company’s common stock outstanding at the time the additional shares are acquired. Prior to the December 6, 2006 amendment to the definition of “Acquiring Person”, the Company’s Stockholder Protection Rights Agreement provided that an “Acquiring Person” did not include a Person who Beneficially Owned 10% or more of the Company’s common stock on June 21, 1996 (the date on which the Company’s Stockholder Protection Rights Agreement was originally entered into by the Company and the Rights Agent) so long as that Person did not become the Beneficial Owner of 25% or more of the outstanding shares of the Company’s common stock. This provision has been deleted. No other substantive changes were made to the Company’s Stockholder Protection Rights Agreement.

Item 3.03 Material Modification to Rights of Security Holders.

See Item 1.01 above.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The Company’s 2004 Stock Option and Incentive Plan (“Incentive Plan”) and the Company’s 2004 Non-Employee Director Stock Option Plan (“Director Plan”) provide that upon the occurrence of a change in control event, which is defined to include the acquisition by a person (other than a person who owned 10% or more of the Company’s common stock on the date the Incentive Plan and Director Plan were approved by the Board of Directors) of 15% or more of the Company’s outstanding shares of common stock, all unvested stock options and restricted stock then outstanding will immediately vest. The amendment to the Company’s Stockholder Protection Rights Plan described in Item 1.01 above could permit a person to acquire shares aggregating 15% or more of the Company’s common stock, thereby constituting a change in control event under the Incentive Plan and the Director Plan. The Company’s Chairman of the Board, S. Wilzig Izak, and Chief Financial Officer, Francis J. Elenio, and all of the members of the Company’s Board of Directors have executed waivers pursuant to which they have agreed that their options and restricted stock granted under the Incentive Plan or Director Plan will not automatically vest until a person (other than a person who owned 10% or more of the Company’s common stock on the date the Incentive Plan and Director Plan were approved by the Board of Directors) acquires 21% or more of the outstanding shares of common stock. As consideration for the waiver executed by Mr. Elenio, the Company agreed to pay him $10,000.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 4, 2006, the Company’s Board of Directors amended Section 9 of Article I of the Company’s Amended and Restated Bylaws to correct an inconsistency between the Bylaws and the Company’s Nominating Committee Charter pertaining to the advance notice provision required for stockholder proposals and nominations to the Board of Directors. As amended, Section 9 provides that notice of any proposal to be presented by any stockholder or of the name of any person to be nominated by any stockholder for election as a director must be delivered to the Company not later than the close of business on the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Prior to the amendment, Section 9 provided that such notice must be given not less than 60 nor more than 90 days prior to the date of the meeting; provided, however, that if the date of the meeting is first publicly announced or disclosed less than 70 days prior to the date of the meeting, the advance notice must be given not more than 10 days after such date is first announced or disclosed.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Report:

Exhibit Number	Description

3.2	By-laws, as amended and restated through December 4, 2006.

4.1	Amended and Restated Stockholder Protection Rights Agreement, dated as of December 6, 2006, between Wilshire Enterprises, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 6, 2006	WILSHIRE ENTERPRISES, INC. (Registrant)

	By:	/s/ Francis J. Elenio
Francis J. Elenio Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.2	By-laws, as amended and restated through December 4, 2006.

4.1	Amended and Restated Stockholder Protection Rights Agreement, dated as of December 6, 2006, between Wilshire Enterprises, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent.